            STEINROE VARIABLE INVESTMENT TRUST

               Joinder and Release Agreement
          With Repect to Transfer Agency Agreement

     AGREEMENT, made as of November 3, 1998, among STEINROE VARIABLE INVESTMENT TRUST, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), AND LIBERTY FUNDS SERVICES, INC., (f/k/a Colonial Investors Service Center, Inc.) ("LFS"), and STEINROE SERVICES INC., a Massachusetts corporation ("SSI").

     1. Reference is made to the Transfer Agency Agreement dated December 8, 1988 between the Trust and SSI (as amended and in effect on the date hereof, the "Transfer Agency Agreement"). A complete and correct composite copy of the Transfer Agency Agreement dated January 3, 1995, is attached hereto as Annex A.

     2. Each of the parties hereby agrees that, from and after the date hereof, (i) LFS shall become a party to the Transfer Agency Agreement in place and stead of SSI, and shall thereupon become the "Transfer Agent" for all purposes thereof, and (ii) SSI shall be released from its obligations as Transfer Agent under the Transfer Agency Agreement for all periods following the effectiveness of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Agreement as of the date first written above.

                              STEINROE VARIABLE INVESTMENT TRUST

                              By: THOMAS W. BUTCH
                                  Name:  Thomas W. Butch
                                  Title: President

                              LIBERTY FUNDS SERVICES, INC.

                              By: NANCY L. CONLIN
                                  Name:  Nancy L. Conlin
                                  Title: Clerk

                              STEINROE SERVICES INC.

                              By: GARY A. ANETSBERGER
                                  Name:  Gary A. Anetsberger
                                  Title: Vice President

                                                      ANNEX A
            STEINROE VARIABLE INVESTMENT TRUST

              Joinder And Release Agreement
         With Respect To Transfer Agency Agreement

     AGREEMENT, made as of January 3, 1995, among STEINROE VARIABLE INVESTMENT TRUST, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), LIBERTY INVESTMENT SERVICES, INC., a Massachusetts corporation ("LIS"), and STEINROE SERVICES, INC., a Massachusetts corporation ("SSI").

     1.  Reference is made to the Transfer Agency Agreement dated
December 8, 1988 between the Trust and LIS (as amended and in effect on the date hereof, the "Transfer Agency Agreement"). A complete and correct composite copy of the Transfer Agency
Agreement is attached hereto as Annex A.

     2. Each of the parties hereby agrees that, from and after the date hereof, (i) SSI shall become a party to the Transfer Agency Agreement in place and stead of LIS, and shall thereupon become the "Transfer Agent" for all purposes thereof, and (ii) LIS shall be released from its obligations as Transfer Agent under the Transfer Agency Agreement for all periods following the effectiveness of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Agreement as of the date first written above.

                              STEINROE VARIABLE INVESTMENT TRUST

                              by  RICHARD R. CHRISTENSEN
                                  Name:
                                  Title:

                              STEINROE SERVICES, INC.

                              by  JILAINE HUMMEL BAUER
                                  Name:
                                  Title:  Vice President

                              LIBERTY INVESTMENT SERVICES, INC.

                              by  ERNST E. DUNBAR
                                  Name:
                                  Title:

                                             ANNEX A

    COMPOSITE COPY OF TRANSFER AGENCY AGREEMENT

           STEINROE VARIABLE INVESTMENT TRUST
               TRANSFER AGENCY AGREEMENT

     TRANSFER AGENCY AGREEMENT dated December 9, 1988 between STEINROE VARIABLE INVESTMENT TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and LIBERTY INVESTMENT SERVICES, INC., a corporation organized under the laws of the Commonwealth of Massachusetts (the "Transfer Agent").

     WHEREAS, the Trust has been organized as an open-end management investment company registered as such under the Investment Company Act of 1940 ("Investment Company Act") and has authorized the issuance of shares of beneficial interest in the thirteen separate series listed on Schedule A attached hereto (such series being hereinafter collectively referred to as the "Funds"), each Fund representing interests in a separate portfolio of securities and other assets, which shares are to be issued and sold to and held by various separate accounts of Keystone Provident Life Insurance Company ("Keystone") or separate accounts of other insurance companies that are affiliated or are not affiliated with Keystone ("Participating Insurance Company") pursuant to a Participation Agreement among the Trust, its principal underwriter and the Participating Insurance Company ("Participation Agreement);

     WHEREAS, the Trust desires the Transfer Agent to Act as transfer and dividend disbursing agent for the shares of the Funds in the manner and on the terms and conditions hereinafter set forth (it being understood that Liberty Investment Services, Inc. will also act as administrator of the Trust pursuant to a separate agreement).

     NOW THEREFORE, the Trust and the Transfer Agent agree as follows:

     1. Employment of the Transfer Agent. The Trust hereby appoints the Transfer Agent as the transfer agent and the dividend disbursing agent for the shares of the Funds for the period and on the terms hereinafter set forth. The Transfer Agent hereby accepts such appointment and agrees during such period to render the services and to assume the obligations herein set forth.

     2. Representations and Agreements of the Trust. The Trust represents that the number of authorized shares of each Fund is unlimited, and agrees to furnish to the Transfer Agent such certificates and documents as the Transfer Agent may reasonably request in connection the performance of its duties hereunder. The Trust will be responsible for compliance with the Investment Company Act, the Securities Act of 1933 and all other applicable federal and state laws in connection with the offering, issuance and sale and the redemption or repurchase of shares of the Funds and the payment of dividends and distributions thereon, and the Transfer Agent will have no responsibility, liability or obligation thereunder.

     3. Services to be provided. The Transfer Agent will perform the services set forth on Schedule B hereto. It is understood that the shares of the Funds will be held of record only by separate accounts ("Separate Accounts") of Keystone or other Participating Insurance Companies for the benefit of the holders of variable annuity contracts ("VA contracts") and variable life insurance policies ("VLI policies") offered and sold by the Separate Accounts, and that the Transfer Agent's obligations, duties and responsibilities hereunder shall relate only to the record Fund shareholder accounts of the Separate Accounts, and not to the accounts of the holders of the VA contracts and VLI policies.

     The Transfer Agent shall maintain all records relating to the accounts of record holders of the Funds which the Trust is required to maintain pursuant to Rule 31a-1 under the Investment Company Act and shall preserve such records for the periods prescribed by Rule 31a-2 thereunder. All such records are and shall remain the property and under the control of the Trust and shall upon request be made available during reasonable business hours to the Trust's Board of Trustees or auditors at the Transfer Agent's offices.

     4. Standard of Care. The Transfer Agent will at all times act in good faith in the performance of its duties and obligations hereunder, but assumes no responsibility and shall not be liable for loss or damage unless caused by the negligence, bad faith or willful or wanton misconduct of the Transfer Agent or its employees. The Transfer Agent shall be entitled to act, and shall have no responsibility or liability for actions taken without negligence or willful or wanton misconduct, upon any instruction believed by it to have been authorized by the Trust or any Fund. The Transfer Agent shall in no event be liable for consequential damages, lost profits or other special damages, even if informed of the possibility of such damage or loss.

     5. Uncontrollable Events. The Transfer Agent shall not be liable for damage, delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, fires, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply. However, the Transfer Agent shall use reasonable care to minimize the likelihood of damage, delays and errors resulting from an uncontrollable event, and should such damage, delays or errors occur, shall use its best efforts to mitigate the effects of such occurrence.

     6. Indemnification. The Trust shall indemnify and hold the Transfer Agent, its employees and agents harmless against any losses, claims, damages, judgments, liabilities or expenses (including reasonable counsel fees and expenses) resulting from action taken by the Transfer Agent in good faith with due care and without negligence pursuant hereto or in accordance with instructions believed by it to have been authorized by the Trust or any Fund.

     7.  Fees and Charges.  For services rendered by the Transfer
Agent pursuant hereto, the Trust for the benefit of the Funds, shall pay the Transfer Agent a fee in the amount shown in Schedule C hereto.

     8. Term. This Agreement shall begin on the date first written above and shall continue until terminated by either party hereto upon not less than 120 days' prior written notice to the other party.

     9. Non-Liability of Trustees and Shareholders. As provided in the Declaration of Trust of the Trust, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, any obligation of the Trust or the Funds hereunder shall be binding only upon the assets and property of the Trust or the Funds, as the case may be, and shall not be binding upon any Trustee, officer, employee, agent or shareholder (or beneficial owner of shares) of the Trust, including without limitation, the officer of the Trust executing this Agreement on its behalf. Neither the authorization of any action by the Trustees or shareholders (or beneficial owners of shares) of the Trust shall impose any liability upon any Trustee or any shareholder (or beneficial owner of shares).

     10.  Interpretation; Governing Law.  The provisions of this
Agreement shall be construed and interpreted in accordance with the laws of Massachusetts, without giving effect to the conflict of laws provisions thereof.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement on the date first above written.

                              STEINROE VARIABLE INVESTMENT TRUST

                              By  ERNST E. DUNBAR
                                  Treasurer

                              LIBERTY INVESTMENT SERVICES, INC.

                              By  RICHARD R. CHRISTENSEN
                                  President

                         Schedule A
                         ----------
                  Transfer Agency Agreement

                  Cash Income Fund
                  Mortgage Securities Income Fund
                  Managed Assets Fund
                  Managed Growth Stock Fund
                  Capital Appreciation Fund
                  Strategic Managed Assets Fund
                  Managed Income Fund

                        Schedule B

                   Transfer Agency Agreement
                   -------------------------

     The services to be performed by the Transfer Agent with respect to the shares of each Fund pursuant to paragraph 2 are as follows:

     1. Establishing and maintaining shareholder accounts as instructed and reporting thereon.

     2. Processing the issuance, transfer and redemption of shares in certificate form, and recording and controlling shares outstanding in certificate and non-certificate form. Acting as the designee of the Trust to receive orders for the purchase of shares of the Funds from the Participating Insurance Company pursuant to Section 1.1 of the Participation Agreement.

     3. Reporting the number of outstanding Fund shares to the Trust and the Trust's custodian on a daily basis.

     4. Passing upon the adequacy of documents submitted by or on behalf of a shareholder to transfer ownership or redeem shares.

     5. Transferring ownership of shares upon the books of the appropriate Fund.

     6. Redeeming shares and authorizing payment of the proceeds as instructed. Acting as the designee of the Trust to receive requests for redemption of shares of the Funds from the Participating Insurance Company pursuant to
         Section 1.5 of the Participation Agreement.

     7. Preparing and mailing account statements to the shareholder whenever transaction activity effecting share balances are posted to a Fund account that is of the type that should receive such statement.

     8.  Maintaining and updating a stop transfer file.

     9. Balancing outstanding shares of record with the custodian prior to each distribution and processing the reinvestment of dividends and distributions as instructed.

    10.  Processing exchanges of shares of one Fund for another.

    11. Reporting to the Trust and its custodian daily the capital stock activities and dollar amount of transactions.

    12. Maintaining and safeguarding an inventory of unissued blank stock certificates, checks and other Trust records.

    13. Providing such assistance as may be required to enable the Trust and its properly authorized auditors, examiners and other designated by the Trust to properly understand and examine all books, records, computer files, microfilm and other items maintained pursuant to this Agreement, and to assist as required in such examination.

    14. Maintaining information, performing the necessary research and producing reports required to comply with all applicable state escheat or abandoned property laws.

    15. Furnishing the Participating Company with notices of dividends and distributions declared by the Funds.

     The transfer agent will produce reports as requested by the Trust including, but not limited to the following:

     Shareholder Account Confirmation           As required

     Certificates                               When requested

     Proxy                                      When required

     1099                                       Annually

     1042-S                                     Annually

     Transaction journals                       Daily

     Record date position control               Daily

     Daily and (monthly) cash proof             Daily

     Daily (monthly) share proof                Daily

     Daily master control                       Daily

     Account information reports                When requested

     (Monthly) Cumulative transaction           Monthly

     Shareholder master list                    When requested

     Activities statistics                      Monthly

     Distribution journals                      As required

                        Schedule C
                        ----------
                 Transfer Agency Agreement

     The Transfer Agency fee referred to in paragraph 7 of this Agreement for each Fund shall be in the amount of $625 per month. The foregoing fee shall be prorated for any month during which this Agreement is in effect for only a portion of the month.